HILLS BANCORPORATION
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE




                                                                      Three Months Ended                     Six Months Ended
                                                                            June 30                                June 30
                                                                 -----------------------------          ----------------------------
                                                                    1996               1995               1996               1995
                                                                 ----------          ---------          ---------          ---------

Shares of common stock, beginning ......................          1,463,604          1,462,866          1,463,604          1,462,866

    Shares issued during this period ...................                  0                  0                  0                  0
                                                                 ----------         ----------         ----------         ----------

Shares of common stock, ending .........................          1,463,604          1,462,866          1,463,604          1,462,866
                                                                 ==========         ==========         ==========         ==========


Weighted average number of shares ......................          1,474,643          1,472,397          1,476,216          1,472,397
    outstanding #                                                ==========         ==========         ==========         ==========


Earnings and Earnings per share:

    Net income (in thousands) ..........................         $    1,555         $    1,166         $    2,981         $    2,383
                                                                 ==========         ==========         ==========         ==========

    Earnings per common share ..........................         $     1.05         $      .79         $     2.02         $     1.62
                                                                 ==========         ==========         ==========         ==========


# Computation of weighted average number of shares include equivalent shares attributable to stock options granted in 1993, computed under the treasury stock method.